BERGEN BRUNSWIG CORPORATION                       IVAX CORPORATION

Lisa Riordan                                      Joseph C. Jones
Director - Investor Relations                     Vice President -
Bergen Brunswig Corporation                       Corporate Communications
(800) 922-0900                                    IVAX Corporation
                                                  (800) 980-IVAX
                                                  (212) 922-0900


                                MEDIA ASSISTANCE

                     Dick Kosmicki/Wes Truesdell/Jack Lauder
                            The Dilenschneider Group
                                 (212) 922-0900



                   BERGEN BRUNSWIG AND IVAX SIGN $3.2 BILLION
                           DEFINITIVE MERGER AGREEMENT
                                -----------------

          Combined Business Integrates Manufacturing, Distribution and
                             Supply Chain Management



NEW YORK, NY, November 11, 1996 -- Bergen Brunswig Corporation (NYSE:BBC) and IVAX Corporation (AMEX:IVX) today announced that they have entered into a definitive merger agreement that has been unanimously approved by their boards of directors.

The new company, which will be known as BBI Healthcare Corporation, merges the financial strength and the nationwide healthcare distribution network of Bergen Brunswig with the broad product portfolio, promising pipeline, and manufacturing capabilities of one of


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the world's largest generic pharmaceutical companies, IVAX. BBI Healthcare will improve the affordability and quality of care available to consumers.

"This combination will enhance revenues, take advantage of synergies by streamlining the supply chain, improve margins, and create shareholder value that exceeds the value of Bergen and IVAX as stand-alone businesses," said Robert E. Martini, 64, chairman and chief executive officer of Bergen Brunswig.

Under the agreement, BBI Healthcare will acquire both Bergen Brunswig and IVAX through an exchange of common stock. IVAX shareholders will receive 0.42 shares of stock in the new company for each share of IVAX common stock. Bergen Brunswig shareholders will receive 1.00 share of BBI stock for each share of Bergen Brunswig common stock. After the merger, Bergen Brunswig and IVAX shareholders will hold approximately 44 percent and 56 percent, respectively, of BBI Healthcare common stock.

Bergen Brunswig President and CEO-elect Donald R. Roden, 50, will become chief executive officer of BBI Healthcare. IVAX chairman and CEO Phillip Frost, M.D., 60, and Mr. Martini, 64, will serve as co-chairmen of the new company.

In addition to Dr. Frost and Messrs. Martini and Roden, BBI Healthcare's board of directors will be comprised of seven members designated by IVAX and seven members designated by Bergen Brunswig. A steering committee has been formed to manage BBI Healthcare's integration. Committee members are Dr. Frost, Messrs. Martini and Roden, Mr. Neil Dimick, Bergen's chief financial officer, and IVAX Chief Operating Officer Richard C. Pfenniger, Jr.




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BBI HEALTHCARE BUSINESS STRATEGY

BBI Healthcare's strategy will leverage the complementary businesses of Bergen Brunswig and IVAX to reduce operating costs, broaden distribution and increase sales while expanding margins for both companies. BBI's goal is to create a low cost, high quality generic line that can be bundled with its branded and proprietary pharmaceutical and medical-surgical products. The new company will be uniquely positioned to serve its customers at a time when $48 billion in current annual sales of branded pharmaceutical products are available or will become available in the next five years for generic substitution.

"BBI Healthcare will manage the supply chain together with our customers throughout the distribution process -- from the laboratory right to the patient," explained Mr. Roden. "With the full integration of manufacturing and distribution, we can cut costs in the supply chain and help make healthcare more affordable. Bergen Brunswig purchases nearly $2 billion in multisource pharmaceuticals each year. As part of BBI Healthcare, IVAX will be able to penetrate broad new markets and increase sales of its generic and proprietary pharmaceuticals."

"IVAX's broad product line and extensive research pipeline is a unique asset which is fundamental to the paradigm and creates gross margin opportunities for the combined company," Roden said. He added that BBI Healthcare will appoint a North American pharmaceutical operations head to oversee all manufacturing.

Mr. Roden also explained that Bergen's Generic Purchasing Program (GPP), a unique, cost-effective program which offers a full line of generies, will be a key competitive advantage for the merged businesses. GPP gives BBI Healthcare a competitive pricing advantage and provided participating suppliers with guaranteed volume and the ability to substantially add to their market share. The GPP program will provide immediate

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distribution for IVAX's new generic drug applications as they are approved with greater savings to healthcare consumers.

"Our union with Bergen Brunswig links us to a drug distribution company that has been a source of strength in the industry for more than a century," commented Dr. Frost. "Bergen Brunswig has created advanced distribution and customer service systems to support its more than 16,000 managed care, retail chain and independent pharmacy customers. In addition, Bergen contributes excellent financial systems, and I am particularly pleased that Neil Dimick will bring his expertise to BBI Healthcare as CFO."

"We are combining our efficient organization and consistent financial performance with IVAX's innovation and higher margins," commented Mr. Martini. "Together, we will deliver earnings growth and the broadest, most technically advanced generic drug product line in the world."

"The merger also expands Bergen's business outside the United States for the first time," Mr. Martini continued. "IVAX's Norton Healthcare subsidiary is the largest generic pharmaceutical company in the United Kingdom. Under the direction of Isaac Kaye, Deputy CEO of IVAX, Norton serves as the hub of operations in the United Kingdom, Ireland, Poland, Germany, the Czech and Slovak Republics, and China.

"I am proud that Dr. Samuel Broder, IVAX's Chief Scientific Officer, will lead BBI Healthcare's worldwide research and development programs. Dr. Broder served as director of the National Cancer Institute before joining IVAX, and was instrumental in the development of a number of important treatments for cancer and AIDS," Mr. Martini said.




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SUMMARY OF THE TRANSACTION

The merger will be accounted for as a pooling-of-interests, and will be tax free to shareholders. BBI will have approximately 91 million primary common shares outstanding after the merger, which it expects to list on the New York Stock Exchange. Subject to approval by BBI Healthcare's board of directors, Bergen Brunswig and IVAX expect the new company to pay annual dividends of 48 cents per share. Mr. Martini and Dr. Frost have each agreed to vote their shares in favor of the merger. The merger is expected to close during the first quarter of 1997, pending regulatory approvals, the approval of shareholders and certain other conditions. BBI Healthcare will be headquartered in Miami, Florida, and will employ more than 12,000 individuals worldwide.

In connection with the merger, each company has granted to the other an option to purchase up to 19.9 percent of its newly issued shares, and has agreed to pay to the other break-up fees and to reimburse expenses in certain cases involving a competing transaction.

Lehman Brothers acted as financial advisor to IVAX and provided a fairness opinion to its board of directors. Merrill Lynch & Co. acted as financial advisor to Bergen Brunswig and provided a fairness opinion to its board of directors.

Bergen Brunswig Corporation, headquartered in Orange, California, provides nationwide distribution of pharmaceuticals and medical-surgical supplies to chain and independent pharmacies, hospitals, HMOs, nursing homes, clinics and physician groups.

IVAX Corporation, headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the research, development, manufacture and marketing of health care products, including generic and branded pharmaceuticals intravenous solutions and related products, and in vitro diagnostics.

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EXCEPT FOR THE HISTORICAL MATTERS CONTAINED HEREIN, STATEMENTS IN THIS PRESS
RELEASE ARE FORWARD LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY AFFECT THE BUSINESS AND PROSPECTS OF IVAX, BERGEN BRUNSWIG, AND BBI HEALTHCARE CORPORATION, INCLUDING ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS DISCUSSED IN THEIR RESPECTIVE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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